                                                                   Exhibit 10.15

                       BOOKING DATABASE LICENSE AGREEMENT


      This BOOKING Database LICENSE Agreement (this "Agreement") is entered into this 19th day of January, 1999, by and between Automated Travel Systems, Inc., a Delaware corporation with its principal place of business at 119 West 40th Street, New York, NY 10018 ("ATSI"), and Global Discount Travel Services, LLC, a Nevada limited liability company with its principal place of business at 980 Kelly Johnson Drive, Las Vegas, NV 89119 ("Global").


                                    RECITALS:

      WHEREAS, ATSI is designing and developing a travel database system (the "Booking Engine System") providing access to airline fare, routing, rules, car and hotel rates and rules, travel information and computer reservation systems necessary to create a PNR and facilitating airline reservations in accordance with the functional System Specification set forth in Exhibit A hereto as such schedule may be amended from time to time by agreement of the parties (the "System Specification"); and

      WHEREAS, Global desires to license from ATSI the Booking Engine System having the System Specification on the terms and subject to the conditions set forth herein.

      NOW, THEREFORE, in consideration of the mutual promises, covenants, undertakings and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, ATSI and Global mutually agree as follows:

                                    SECTION 1

                                   DEFINITIONS

      The following terms will have the meanings set forth below for the purpose of this Agreement:

            BOOKING ENGINE SYSTEM shall have the meaning set forth in the recitals.

            DELIVERY DATE shall mean March 1, 1999.

            EFFECTIVE DATE shall mean the date that the Booking Engine System performs in accordance with the System Specification.

            GLOBAL shall have the meaning assigned to it in the Recitals.

            ATSI shall have the meaning assigned to it in the Recitals.


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            LICENSE shall have the meaning assigned to it in Section 2.1.

            PERSON shall mean any individual, corporation, association, partnership, limited liability company, joint venture, trust or other entity or organization.

            PNR shall mean a passenger name record created in order to book and secure airline and travel reservations.

            YEAR 2000 COMPLIANT shall mean the Booking Engine System shall not experience any abnormality, malfunction, or degradation in its operation as a result of changing date values in connection with moving from the calendar year 1999 to the calendar year 2000 and beyond that arise from an internal systems failure.

                                    SECTION 2

                         ACCESS TO BOOKING ENGINE SYSTEM

            2.1. GRANT OF LICENSE. ATSI grants and Global accepts the non-exclusive right, license and privilege (the "License") to use the Booking Engine System. The License shall automatically terminate on the earlier of: (a) the expiration of the term of this Agreement pursuant to Section 10.1, or (b) upon termination of this Agreement for cause pursuant to Section 10.2. The License shall include, at no additional cost, any and all additions, modifications, updates or upgrades to the Booking Engine System. Additions, modifications or upgrades to the Booking Engine System which create entirely new functionalities, will be made available to Global on a non-exclusive basis at prices to be set by ATSI. The License shall apply regardless of the method by which the Booking Engine System is accessed, including, but not limited to, direct reservations via the World Wide Web, Global's call-in center or electronically by authorized travel agencies. In connection with the License, ATSI shall develop a Web Site Front End System which shall provide access to the Booking Engine System via the World Wide Web (the "Web Site Front End System") pursuant to a Development Agreement which the parties are signing concurrently herewith (the "Development Agreement").

            2.2. OWNERSHIP. All right, title and interest in and to the Booking Engine System shall at all times remain the sole and exclusive property of ATSI. Subject to the rights granted to Global pursuant to Section 2.1, all applicable copyrights, trade secrets, patents and other intellectual property rights in the Booking Engine System remain in ATSI. No title to the Booking Engine System is being transferred to Global hereby.

            2.3. GRANT OF LICENSE TO OTHER CUSTOMERS. The Board of Directors of ATSI shall determine to whom in the leisure travel business a license for the Booking Engine System may be granted.


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                                    SECTION 3

                             PRICE AND PAYMENT TERMS

            3.1. Global agrees to pay ATSI a transaction fee on an annual basis with the first annual period commencing on the Effective Date and ending on the day prior to the anniversary of the Effective Date according to the following schedule:

            -------------------------------------------------------------------------
            NUMBER  OF PNRS  CREATED  USING
            THE BOOKING ENGINE SYSTEM             PRICE PER PNR
            -------------------------------------------------------------------------
            [CONFIDENTIAL TREATMENT REQUESTED]    $[CONFIDENTIAL TREATMENT REQUESTED]
            -------------------------------------------------------------------------
            [CONFIDENTIAL TREATMENT REQUESTED]    $[CONFIDENTIAL TREATMENT REQUESTED]
            -------------------------------------------------------------------------
            [CONFIDENTIAL TREATMENT REQUESTED]    $[CONFIDENTIAL TREATMENT REQUESTED]
            -------------------------------------------------------------------------

                  ATSI shall invoice Global on a monthly basis. Global shall have thirty (30) days from receipt of the invoice to submit payment. The transaction fee shall be retroactively adjusted once the number of PNR's exceed the applicable threshold. To effectuate the adjustment, Global shall receive a credit against the fees due hereunder of (a) $[CONFIDENTIAL TREATMENT REQUESTED] when the number of PNR's exceed [CONFIDENTIAL TREATMENT REQUESTED] in any year of the term and (b) an additional $[CONFIDENTIAL TREATMENT REQUESTED] when the number of PNR's exceed [CONFIDENTIAL TREATMENT REQUESTED].

                                   SECTION 4

                                    EXPENSES

            4.1. Except as specifically set forth herein, each party shall bear its expenses arising from the performance of its obligations under and relating to this Agreement, including (without limitation) expenses for facilities, employee salaries, work spaces, utilities, license fees, clerical and reproduction services and supplies. Notwithstanding the foregoing, Global shall reimburse ATSI for its actual out-of-pocket expenses which are reasonable and necessary under this Agreement incurred in connection with ATSI personnel's travel to and from Global's places of business (including accommodations and meals) ) within 45 days after receipt of an invoice therefor; provided, however, that ATSI shall obtain prior approval from Global for expenditures in excess of $100 per person per day. Travel arrangements and hotel accommodations shall be arranged through Global.


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                                    SECTION 5

                                 CONFIDENTIALITY

            5.1. CONFIDENTIAL INFORMATION. ATSI and Global acknowledge that in the course of dealings between the parties, each party will acquire information about the other party, its business activities and operations, its technical information and trade secrets, all of which is highly confidential and proprietary in nature ("Confidential Information"). ATSI and Global agree to maintain the secrecy of the other party's Confidential Information and agree not to use it except in connection with the subject matter of this Agreement and in performing the services covered by this Agreement and not to disclose it to any third-party who does not have a need to know it to perform under this Agreement. "Confidential Information" shall not be deemed to include any information which
(a) was already lawfully known to the non-disclosing party at the time of disclosure as reflected in the written records of the non-disclosing party; (b) was or has been disclosed by the disclosing party to a third party without obligation of confidence; (c) was or becomes lawfully known to the general public without breach of this Agreement; (d) is independently developed by the non-disclosing party without access to, or use of, the Confidential Information;
(e) is approved in writing by the disclosing party for disclosure; (f) is required to be disclosed in order for a party to enforce its rights under this Agreement; or (g) is required to be disclosed by law or by the order of a court or similar judicial or administrative body, including as part of any filing with the Securities and Exchange Commission. ATSI and Global agree to safeguard the other party's Confidential Information with not less than the same degree of care as is exercised in connection with its own most proprietary and confidential materials.

            5.2. PROPRIETARY PROTECTION OF THE BOOKING ENGINE SYSTEM. Global further acknowledges that the Booking Engine System is proprietary and confidential and constitutes valuable trade secrets of ATSI. Global agrees to keep confidential all material and information regarding and furnished to it in connection with the Booking Engine System, which shall be deemed to be Confidential Information under Section 5.1. In the event that this Agreement is terminated, all documents, materials, copies, or derivatives thereof related to the Booking Engine System shall be immediately returned to ATSI.

            5.3. REMEDIES. If a party breaches or threatens to breach any provision of this Agreement that would serve to jeopardize the confidentiality of the other party's proprietary interests, the injured party will be entitled to a restraining order, injunction or other similar remedy to enforce the provisions of this Agreement. ATSI and Global specifically acknowledge that monetary damages alone will not be an adequate remedy for the injuries and damage that would be suffered and incurred by the other party as a result of the breach.


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                                    SECTION 6

                                    DELIVERY

            6.1. The Booking Engine System shall function in accordance with the System Specification and the Web Site Front End System shall function in accordance with its specifications on or before the 15th day after the Delivery Date. In the event that by the 15th day after the Delivery Date the Booking Engine System does not function in accordance with the System Specification or the Web Site Front End System does not function in accordance with its specifications as a result of ATSI's failure to fulfill its obligations under this Agreement or the Development Agreement, ATSI agrees that Global may use the Booking Engine System free of charge for a period of time equal to two weeks for every one week past the Delivery Date that the Booking Engine System shall be delivered. By way of example, if the delivery occurs on March 15, 1999, Global is not entitled to a free period. If delivery occurs on March 16, 1999 (two weeks late), the use of the Booking Engine System shall be free until April 13, 1999 (four weeks free).

                                    SECTION 7

                                CONTINUED SUPPORT

            7.1. SUPPORT DESK. ATSI shall maintain a designated call-in desk from 9:00 a.m. to 5:00 p.m. eastern standard time to respond to requests for assistance from Global and other users of the Booking Engine. Notwithstanding the foregoing, in the event that the provisions of Section 7.2 apply, ATSI shall respond within four hours.

            7.2. REPAIRS. During the term of this Agreement, in the event that the Booking Engine System does not function in accordance with the System Specification, ATSI shall correct, at no cost to Global, any non-conformities of the Booking Engine System.


                                    SECTION 8

                         REPRESENTATIONS AND WARRANTIES

            ATSI makes the following representations and warranties for the benefit of Global, as a present and ongoing affirmation of facts in existence at all times:

            8.1. ORGANIZATION. ATSI is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

            8.2. AUTHORIZATION. When executed and delivered by ATSI, this Agreement shall constitute ATSI's valid and legally binding agreement enforceable against it in accordance with the terms hereof.


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            8.3. NO VIOLATION. Execution and delivery of this Agreement and the performance of its obligations hereunder are not in violation of, and do not conflict with or constitute a default under, any of the terms and provisions of any agreement to which it is expressly a party, indenture or instrument to which it is bound.

            8.4. NO INFRINGEMENT. (a) There are no claims, disputes, actions, suits or proceedings, including, without limitation, suits for patent infringement, pending or, to the knowledge of ATSI, threatened against or affecting the Booking Engine System, or the use thereof by ATSI or Global. Neither the Booking Engine System nor the use thereof by Global does or will infringe or conflict with any United States patents, United States patent applications, know-how, processes, trade secrets, techniques, procedures or other proprietary property rights or intellectual property, of or held by, any Person, nor has any claim (whether or not embodied in an action, past or present) of such infringement been threatened or asserted, nor is such a claim pending, against ATSI (or, insofar as ATSI is aware, any entity from which ATSI has obtained such rights).

                  (b) The Booking Engine System shall not violate the United States intellectual property rights of any third party.

            8.5. BOOKING ENGINE SYSTEM. ATSI agrees to develop the Booking Engine SYSTEM in accordance with the System Specification. Global agrees to cooperate with ATSI and to promptly provide ATSI with all information reasonably requested by ATSI which is required to carry out ATSI's duties under this Agreement.

                  The Booking Engine System shall function in accordance with the System Specification.

            8.6. YEAR 2000 COMPLIANCE. The Booking Engine System will be (a) free of any software virus, worm, virus macro, Trojan Horse, or other such component designed to permit unauthorized access, to disable, erase, or otherwise harm or maliciously alter software, hardware or data and (b) Year 2000 Compliant. Global acknowledges that the Booking Engine System will interact with third party software, hardware, systems, databases and computer networks that may experience abnormality, malfunction or degradation in their operation as a result of changing date values in connection with moving from calendar year 1999 to calendar year 2000 and beyond, which may in turn cause the Booking Engine System to experience abnormality, malfunction or degradation in its operation. Global agrees that ATSI is in no way responsible for such abnormality, malfunction or degradation in the operation of the Booking Engine System. ATSI shall take all reasonable steps to insure that all such third party software, hardware, systems, databases and computer networks are Year 2000 Compliant.

            8.7. OWNERSHIP RIGHTS. ATSI is and will be the sole owner of, or be duly licensed to use, all intellectual property rights in the Booking Engine System. ATSI has and will have full and sufficient right to grant the rights granted pursuant to this Agreement.


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                                    SECTION 9

            9.1. NEGLIGENCE/BREACH. Each party agrees to indemnify and hold the other party harmless against any suit, claim, damage, and expense (including reasonable attorneys' fees) by reason of (a) its negligence or willful misconduct in the course of the performance of this Agreement or (b) a breach of its warranties and obligations under this Agreement.

            9.2. LIMITATIONS.

            (a) No Warranties. EXCEPT AS PROVIDED HEREIN, THE BOOKING ENGINE SYSTEM IS LICENSED "AS IS" AND ATSI MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE BOOKING ENGINE SYSTEM, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR THAT THE BOOKING ENGINE SYSTEM AS DEVELOPED AND DESIGNED WILL MEET ANY REQUIREMENTS OR WILL PERFORM ERROR FREE OR IN CONFORMANCE WITH THE NEEDS OR REQUIREMENTS OF GLOBAL.

            (b) Third Party Software and information ATSI and Global understand that the Booking Engine may include certain third party software and data. EXCEPT AS PROVIDED HEREIN, ATSI MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, AS TO THE QUALITY, CAPABILITIES, OPERATIONS, PERFORMANCE OR SUITABILITY OF THIRD PARTY SOFTWARE OR DATA, INCLUDING THE ABILITY TO INTEGRATE WITH MODIFICATIONS TO THE BOOKING ENGINE SYSTEM, OR OF NEW RELEASES TO INTEGRATE WITH THE BOOKING ENGINE SYSTEM.

            (c) Disclaimer of Warranty. THE WARRANTIES SET FORTH HEREIN ARE LIMITED WARRANTIES AND ARE IN LIEU OF ALL OTHER WARRANTIES EXPRESS OR IMPLIED. ATSI DOES NOT WARRANT THAT THE BOOKING ENGINE SYSTEM LICENSED HEREBY WILL MEET SUCH PARTY'S FUTURE OR UNDISCLOSED REQUIREMENTS.


            9.3. LIMITATION OF LIABILITY.

            (a) IN NO EVENT SHALL EITHER PARTY'S AGGREGATE LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT FOR ANY REASON AND UPON ANY CAUSE OF ACTION WHATSOEVER EXCEED THE PAYMENTS MADE PURSUANT TO SECTION 3 HEREOF. OTHER THAN THE INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTIONS 9.1 AND 9.2 OF THIS AGREEMENT, NEITHER PARTY SHALL HAVE ANY LIABILITY FOR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE DELIVERY, USE, OR PERFORMANCE OF THE BOOKING ENGINE SYSTEM, WHETHER IN WARRANTY, CONTRACT, NEGLIGENCE OR STRICT LIABILITY IN TORT.


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            (b) NEITHER ATSI NOR GLOBAL SHALL HAVE ANY LIABILITY WITH RESPECT TO
ITS OBLIGATIONS UNDER THIS AGREEMENT OR OTHERWISE FOR SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR INCIDENTAL DAMAGES, INCLUDING DAMAGES AS A RESULT OF LOST PROFITS OR BUSINESS INTERRUPTION, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

            (c) BOTH ATSI AND GLOBAL AGREE THAT THE OTHER'S AFFILIATES, REPRESENTATIVES, OFFICERS, DIRECTORS AND ADVISORS SHALL NOT BE LIABLE TO THE OTHER PARTY UNDER ANY THEORY OF LIABILITY OR ANY FORM OF ACTION.

            9.4. THIRD PARTY INTELLECTUAL PROPERTY RIGHTS.

            (a) ATSI Indemnification. Subject to the limitations contained in
Section 9.3, ATSI shall indemnify, defend and hold Global harmless from any liabilities, damages, losses, costs and expenses (including reasonable attorneys' fees) in the event Global is subject to a claim that the Booking Engine System, as delivered by ATSI, infringes the United States intellectual property rights of any third party or is enjoined, for any reason, from using the Booking Engine System as a result of such claim. Notwithstanding the foregoing, if Global cannot use the Booking Engine System as set out in this Agreement without infringing the intellectual property rights of a third party, ATSI shall have the right to determine the most effective way of proceeding to obtain such rights, which may include ATSI negotiating with the third party for a license under the third party's patents, copyrights, and proprietary rights, subject to reasonable license terms.

            (b) Global acknowledges and agrees that the foregoing is the sole obligation of ATSI in the event of any infringement of any intellectual property rights of any third party by the Booking Engine System or any part thereof; provided, that Global shall give prompt notice, cooperation and assistance to ATSI relative to any such claim and provided that ATSI shall have the option to undertake and conduct the defense of any such claim or suit.

            (c) If requested by ATSI, Global shall make any reasonable modification of its use of the Booking Engine System and shall take such other reasonable action as ATSI reasonably may request at ATSI's expense in order to avoid suit for an alleged infringement, to reduce the potential adverse effect of any such claim, or to settle any alleged infringement claim by making such practice non-infringing. Notwithstanding the foregoing modifications, the Booking Engine System shall function in accordance with the System Specification.


                                   SECTION 10

                              TERM AND TERMINATION

            10.1. TERM. The term of this Agreement shall be five (5) years commencing on the Effective Date.


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            10.2. TERMINATION FOR CAUSE.

            (a) This Agreement may be terminated by either party immediately upon the other party's insolvency or inability to pay debts as they become due, the initiation of voluntary or involuntary bankruptcy proceedings by or against the other party, or the appointment of a receiver or assignee for the benefit of creditors. Termination shall be effective when the party exercising its right to terminate gives written notice to the other party pursuant to Section 11.7.

            (b) Global may terminate this Agreement in the event of the occurrence of any material breach of this Agreement by ATSI that is not cured within fourteen (14) days of having been given Global's written notice pursuant to Section 11.7.

            (c) ATSI may terminate this Agreement upon Global's default in payment under Section 3.1 that is not cured within thirty (30) days of having been given ASTI's written notice. ATSI may terminate this Agreement in the event of the occurrence of any other material breach of this Agreement by Global that is not cured within fourteen (14) days of having been given ATSI's written notice pursuant to Section 11.7.

            10.3. EFFECTS OF TERMINATION.

            Upon termination of this Agreement, the License and all other rights and obligations under this Agreement shall immediately cease and terminate except for the rights and obligations of the parties under Section 5 (Confidentiality), and Section 2.2 (Ownership), which shall survive termination.

                                   SECTION 11

                                  MISCELLANEOUS

            11.1. SAVINGS CLAUSE. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, with this Agreement being enforced to the fullest extent possible. Such removal or elimination shall not be deemed to result in a failure of consideration under this Agreement.

            11.2. DESCRIPTIVE HEADINGS. The descriptive headings of the Sections and subsections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

            11.3. FORCE MAJEURE. Neither party shall be liable to the other for any delay or failure to perform any of the services or obligations set forth in this Agreement due to causes beyond its reasonable control.

            11.4. THIRD PARTY BENEFICIARY. This Agreement is intended for the benefit of the parties and their permitted assigns, and no other person shall be entitled to rely upon this Agreement or be entitled to any benefits under this Agreement.


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
            11.5. INDEPENDENT CONTRACTORS. It is expressly agreed that ATSI and Global are acting hereunder as independent contractors and under no circumstances shall any of the employees of one party be deemed the employees of the other for any purpose. This Agreement shall not be construed as authority for either party to act for the other party in any agency or other capacity, or to make commitments of any kind for the account of or on the behalf of the other except to the extent and for the purposes provided for herein.

            11.6. ASSIGNMENT. ATSI may not, without the prior written consent of Global, assign or transfer (whether by merger, reorganization, consolidation, sale of all or substantially all of ATSI's assets or otherwise) this Agreement or any obligation incurred hereunder. Global may assign this Agreement without consent to a subsidiary or affiliated company now existing or hereafter organized.

            11.7. NOTICE. Any notice required to be given by either party to the other shall be deemed given upon receipt if in writing and actually delivered by overnight courier or facsimile transmission addressed to the notified party at the address set forth below or actually delivered or deposited in the United States mail in registered or certified form with return receipt requested, postage paid, addressed to the notified party at the address set forth below. Either party may change the address to which notice is sent by written notice to the other party.

      If to ATSI:

      Automated Travel Systems, Inc.
      119 West 40th Street, 12th floor
      New York, New York 10018
      Fax No.: (212)596-1410
      Attn.:      Seth Perelman

      with a copy to:

      Piper & Marbury L.L.P.
      1251 Avenue of the Americas
      New York, New York  10020-1104
      Fax No.:    212-835-6001
      Attn.:  Paul J. Pollock, Esq.

      If to Global:

      Global Discount Travel Services, LLC
      980 Kelly Johnson Drive
      Las Vegas, Nevada 89119
      Fax No.: (702) 260-3750
      Attn.:      Terry O'Neal

       with a copy to:


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
      Gordon Altman Butowsky Weitzen Shalov & Wein
      114 West 47th Street
      New York, New York 10036
      Fax No.: (212) 626-0799
      Attn.:      Marc Weitzen

            11.8. NO WAIVER. No delay or omission by either party hereto to exercise any right or power occurring upon any noncompliance or default by the other party with respect to any of the terms of this Agreement shall impair any such right or power or be construed to be a waiver thereof, unless such waiver shall be in writing and signed by both parties. A waiver by either of the parties hereto of any of the covenants, conditions or agreements to be performed by the other shall not be construed to be a waiver of any succeeding breach thereof or of any covenant, condition, or agreement herein contained. Unless stated otherwise, all remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity, or otherwise and may be exercised separately or concurrently without waiver of the other available remedies.

            11.9. GOVERNING LAW. This Agreement and its performance shall be governed by and construed according to the laws of the State of New York without giving effect to conflict of laws principles thereof. The parties agree that the federal or state courts sitting within the State of New York shall be the exclusive jurisdiction for governing all matters arising out of or relating to this Agreement.

            11.10. ENTIRE AGREEMENT. This Agreement, including the exhibits to the Agreement, constitutes the entire understanding between the parties and shall supersede all prior proposals and/or agreements, oral or written, and all other communications between the parties relating to the subject matter of this Agreement. The Agreement shall not be varied other than by an instrument in writing of subsequent date hereof, executed by the authorized representatives of Global and ATSI.

            11.11. CONSTRUCTION. The parties acknowledge that each party and its counsel have reviewed this Agreement and have participated jointly in negotiations and drafting of this Agreement. The parties hereby agree that the normal rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

            11.12. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be taken together and deemed to be one Instrument.

            11.13. NON-SOLICITATION. Global and ATSI agree that neither they nor their subsidiaries or other affiliated companies shall directly or indirectly solicit for employment, employ or otherwise retain staff of the other party who they have met as a result of the performance of work under this Agreement during the term of this Agreement, nor for a period


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of two (2) years after termination of this Agreement unless written consent is given by appropriate parties to this Agreement.


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            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

AUTOMATED TRAVEL SYSTEMS, INC.            GLOBAL DISCOUNT TRAVEL SERVICES, LLC


By                                        By
  ------------------------------------      -----------------------------------
Name:  Seth Perelman                      Name: Terry O'Neal
      --------------------------------          -------------------------------

Title: President and Chief                Title: Manager
       Executive Officer                        -------------------------------
       -------------------------------

Date:  January 15, 1999                   Date: January 15, 1999
      --------------------------------          -------------------------------


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